Exhibit 10.16
Execution Version
RECEIVABLES PURCHASE AGREEMENT AMENDMENT No. 2
This RECEIVABLES PURCHASE AGREEMENT AMENDMENT No. 2 (this “Amendment”), dated as of March 31, 2011, among Kelly Receivables Funding, LLC, as Seller, Kelly Services, Inc., as Servicer, PNC Bank, National Association, as Purchaser Agent for the Market Street Purchaser Group, Market Street Funding LLC, as Related Committed Purchaser, Market Street Funding LLC, as Conduit Purchaser, PNC Bank, National Association, as LC Bank and an LC Participant, and PNC Bank, National Association, as Administrator for each Purchaser Group (in such capacity, the “Administrator”), to RECEIVABLES PURCHASE AGREEMENT (as amended by that certain Receivables Purchase Agreement Amendment No. 1, dated as of December 4, 2009, the “Receivables Purchase Agreement”), dated as of December 4, 2009, among Seller, Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, LC Bank, LC Participant, and Administrator.
WITNESSETH:
WHEREAS, the Seller desires to amend the Receivables Purchase Agreement to modify the terms thereof; and
WHEREAS, the Seller, Servicer, Purchaser Agent, Related Committed Purchaser, Conduit Purchaser, LC Bank, LC Participant, and Administrator agree to amend the Receivables Purchase Agreement pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged by the parties, Seller, Servicer, Purchaser Agent, Related Committed Purchaser, Conduit Purchaser, LC Bank, LC Participant, and Administrator hereto agree as follows:
Section 1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Receivables Purchase Agreement.
Section 2. Amendments to Exhibit I to the Receivables Purchase Agreement.
(a) The definition of “Credit Agreement” in Exhibit I of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“‘Credit Agreement’ means that certain Amended and Restated Credit Agreement, dated as of March 31, 2011, among Kelly, as borrower, the Foreign Subsidiary Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, including, with the consent of the Administrator, the LC Bank, the Majority LC Participants and the Majority Purchaser Agents).”

(b) The definition of “Purchase Limit” in Exhibit I of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:
‘“Purchase Limit’ means $150,000,000, as such amount may be reduced pursuant to Section 1.1(b) of this Agreement or otherwise in connection with any Exiting Purchaser. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the sum of the then outstanding Aggregate Capital plus the LC Participation Amount.”
Section 3. Representations of the Seller and Servicer. Each of Seller and Servicer hereby represent and warrant to the parties hereto that as of the date hereof each of the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement and any other Transaction Documents to which it is a party are true and correct as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date).
Section 4. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:
(a) Administrator shall have received a fully executed counterpart of this Amendment;
(b) each representation and warranty of Seller and Servicer contained herein or in any other Transaction Document (after giving effect to this Amendment) shall be true and correct; and
(c) no Termination Event, as set forth in Exhibit V of the Receivables Purchase Agreement, shall have occurred and be continuing.
Section 5. Amendment. The Seller, Servicer, Purchaser Agent, Related Committed Purchaser, Conduit Purchaser, LC Bank, LC Participant, and Administrator hereby agree that the provisions and effectiveness of this Amendment shall apply to the Receivables Purchase Agreement as of the date hereof. Except as amended by this Amendment, the Receivables Purchase Agreement remains unchanged and in full force and effect. This Amendment is a Transaction Document.
Section 6. Counterparts. This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 7. Captions. The headings of the Sections of this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Amendment.

Section 8. Successors and Assigns. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, Seller, Servicer, Purchaser Agent, Related Committed Purchaser, Conduit Purchaser, LC Bank, LC Participant, and Administrator and their respective successors and permitted assigns.
Section 9. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 10. Governing Law and Jurisdiction. The provisions of the Receivables Purchase Agreement with respect to governing law, jurisdiction, and agent for service of process are incorporated in this Amendment by reference as if such provisions were set forth herein.
[Signatures appear on following page.]

IN WITNESS WHEREOF, the Seller, Servicer, Purchaser Agent, Related Committed Purchaser, Conduit Purchaser, LC Bank, LC Participant, and Administrator have each caused this Amendment to be duly executed by their respective duly authorized officers as of the day and year first above written.

KELLY RECEIVABLES FUNDING, LLC, as Seller
By:	/s/ Joel Starr
Name:	Joel Starr
Title:	VP, Treasurer

KELLY SERVICES, INC., as Servicer
By:	/s/ Joel Starr
Name:	Joel Starr
Title:	VP, Treasurer

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the Market Street Purchaser Group
By:	/s/ Robyn A. Reeher
Name:	Robyn A. Reeher
Title:	Vice President

MARKET STREET FUNDING LLC, as Related Committed Purchaser
By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

Receivables Purchase Agreement Amendment No. 2

MARKET STREET FUNDING LLC, as Conduit Purchaser
By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as the LC Bank and as an LC Participant
By:	/s/ Richard Hampson
Name:	Richard Hampson
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as Administrator
By:	/s/ Robyn A. Reeher
Name:	Robyn A. Reeher
Title:	Vice President

Receivables Purchase Agreement Amendment No. 2